                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D. C. 20549




                                     FORM 8-K/A
                                 (Amendment No. 1)


                                   CURRENT REPORT



                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           April 1, 1998
                                                  ------------------------------


                            FIRST EMPIRE STATE CORPORATION
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                                       New York
--------------------------------------------------------------------------------
                    (State or other jurisdiction of incorporation)


          1-9861                                        16-0968385
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



One M&T Plaza, Buffalo, New York                              14240
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:       (716) 842-5445
                                                       -------------------------

                                   (NOT APPLICABLE)
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

     First Empire State Corporation ("First Empire") hereby amends the following item of its Current Report on Form 8-K dated April 1, 1998, filed on April 10, 1998, as set forth below. The purpose of that Report was to disclose, pursuant to Item 2, First Empire's acquisition of ONBANCorp, Inc. As permitted by Sections (a)(4) and (b)(2) of the Instructions to Item 7, the Report omitted the PRO FORMA financial information required by Item 7(b). The purpose of this amendment is to file such PRO FORMA information.

Item 7.   Financial Statements and Exhibits.

     (a) The audited consolidated financial statements of ONBANCorp and its subsidiaries as of December 31, 1997 and 1996 and for each of the years ended December 31, 1997, 1996 and 1995, included in ONBANCorp's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference, together with the report of KPMG Peat Marwick LLP, independent auditors, on such financial statements.*

     (b) An unaudited PRO FORMA Condensed Combined Balance Sheet of First Empire as of December 31, 1997 and an unaudited PRO FORMA Condensed Combined Statement of Income of First Empire for the year ended December 31, 1997 are filed herewith as Exhibit 99.3. The unaudited PRO FORMA Condensed Combined Balance Sheet assumes that the Merger was consummated on December 31, 1997. Certain amounts in ONBANCorp's historical balance sheet as shown have been reclassified to conform to First Empire's presentation. The unaudited PRO FORMA Condensed Combined Statement of Income assumes that the Merger was consummated on January 1, 1997 and reflects the consolidation of the results of operations of First Empire and ONBANCorp for the year ended December 31, 1997. The cash portion of the consideration for the Merger is assumed to have been funded by the liquidation of investment securities. As a result of the Merger, First Empire expects to achieve substantial benefits, primarily in the area of operating cost savings. Assuming that all cost savings measures are implemented (which are expected to require a 12-month phase-in period), First Empire estimates annual net operating cost savings of approximately $31 million. First Empire's management estimates that savings achieved during the first 12 months following the Merger would represent approximately two-thirds of the fully phased-in savings. Management also estimates that operating cost savings that may be realized during the first 12 months following the Merger will be largely offset by various one-time expenses associated with systems conversions and other costs of integrating and conforming the acquired operations with First Empire. The unaudited PRO FORMA earnings, do not reflect any direct costs or potential savings which are expected to result from the Merger and are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings to be realized or one-time expenses to be incurred.

     The unaudited PRO FORMA condensed financial information is not necessarily indicative of the future financial position or future results of operations of First Empire or of the financial position or the results of operations of First Empire that would actually have occurred had the Merger been in effect as of the date or for the period presented. In addition, this Current Report on Form 8-K includes forward-looking statements that are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors"). Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Future Factors include: expected cost savings from the Merger that cannot be fully realized or that cannot be realized within the expected time frame; revenues following the Merger that are lower than expected; significant increases in competitive pressure among depository institutions; greater than expected costs or difficulties related to the integration of the business of First Empire and ONBANCorp; general economic conditions, either nationally or in the markets in which First Empire will be doing business, that are less favorable than expected; and legislative or regulatory requirements or changes that adversely affect the business in which First Empire is engaged. Future Factors also include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; credit losses; sources of liquidity; regulatory supervision and oversight, including required capital levels; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes, including environmental regulations; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability of financing; and financial resources in the amounts, at the times and on the terms required to support the Company's future businesses. These are representative of the Future Factors that could affect the outcome of the forward-looking statements. First Empire's forward-looking statements speak only as of the date on which such statements are made. By making any forward-looking statements, First Empire assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

     (c) The following exhibits are filed herewith or incorporated by reference herein as a part of this report:

          EXHIBIT NO.

             2.1 Agreement and Plan of Reorganization dated as of October 28, 1997 by and among First Empire State Corporation, Olympia

                         Financial Corp. and ONBANCorp, Inc. Incorporated by reference to Exhibit No. 2 to the Current Report on Form 8-K dated October 28, 1997 of First Empire State Corporation (File No. 1-9861).*

             2.2 Agreement and Plan of Merger, dated as of October 28, 1997, by and among First Empire State Corporation, Olympia Financial Corp. and ONBANCorp, Inc. Incorporated by reference to Exhibit No. 2 to the Current Report on Form 8-K dated January 9, 1998 of First Empire State Corporation (File No. 1-9861).*

             23 Consent of KPMG Peat Marwick LLP, independent auditors to ONBANCorp, Inc. Filed herewith.*

             99.1        Press Release, dated April 1, 1998.  Filed herewith.*

             99.2 ONBANCorp, Inc. 1997 audited Financial Statements, together with the Report of the Independent Auditors thereon. Incorporated by reference to the Annual Report on Form 10-K of ONBANCorp, Inc. for the year ended December 31, 1997 (File No. 0-18011).*

             99.3 First Empire State Corporation PRO FORMA Condensed Combined Balance Sheet as of December 31, 1997 (unaudited) and First Empire State Corporation PRO FORMA Condensed Combined Statement of Income for the year ended December 31, 1997 (unaudited). Filed herewith.

__________________________
     *Previously incorporated by reference into or filed with the initial filing of the Current Report on Form 8-K dated April 1, 1998 and filed on April 10, 1998.


                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FIRST EMPIRE STATE CORPORATION



Date: May 13, 1998                      By:  /s/ Michael P. Pinto
                                             -----------------------------------
                                             Michael P. Pinto
                                             Executive Vice President
                                             and Chief Financial Officer

                                     FORM 8-K/A
                                 (Amendment No. 1)


                                   CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934




Report Dated:  April 1, 1998                      Commission File Number: 1-9861
                                                                          ------






                           FIRST EMPIRE STATE CORPORATION
               (Exact name of registrant as specified in its charter)






                                       EXHIBITS

                                    EXHIBIT INDEX


Exhibit No.                                                             Page No.
----------                                                              -------

    2.1    Agreement and Plan of Reorganization dated as of                *
           October 28, 1997 by and among First Empire State
           Corporation, Olympia Financial Corp. and ONBANCorp,
           Inc. Incorporated by reference to Exhibit No. 2 to the Current Report on Form 8-K dated October 28, 1997 of First Empire State Corporation (File No. 1-9861).

    2.2    Agreement and Plan of Merger, dated as of October 28, 1997,     *
           by and among First Empire State Corporation, Olympia
           Financial Corp. and ONBANCorp, Inc. Incorporated by reference to Exhibit No. 2 to the Current Report on Form
           8-K dated January 9, 1998 of First Empire State Corporation
           (File No. 1-9861).

    23     Consent of KPMG Peat Marwick LLP, independent auditors to       *
           ONBANCorp, Inc.  Filed herewith.

    99.1   Press Release, dated April 1, 1998.  Filed herewith.            *

    99.2   ONBANCorp, Inc. 1997 audited Financial Statements, together     *
           with the Report of the Independent Auditors thereon.
           Incorporated by reference to the Annual Report on Form
           10-K of ONBANCorp, Inc. for the year ended December 31, 1997 (File No. 0-18011).

    99.3   First Empire State Corporation PRO FORMA Condensed Combined     7
           Balance Sheet as of December 31, 1997 (unaudited) and
           First Empire State Corporation PRO FORMA Condensed Combined Statement of Income for the year ended December 31, 1997 (unaudited). Filed herewith.

______________________
    *Previously incorporated by reference into or filed with the initial filing of the Current Report on Form 8-K dated April 1, 1998 and filed on April 10, 1998.

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                (DOLLARS IN THOUSANDS)
                                     (UNAUDITED)

The following pro forma condensed combined unaudited balance sheet gives effect to the acquisition by First Empire State Corporation ("First Empire") of ONBANCorp, Inc. and subsidiaries ("ONBANCorp") using the purchase method of accounting assuming the acquisition was consummated on December 31, 1997. ONBANCorp was acquired by First Empire on April 1, 1998.



                                                                 DECEMBER 31, 1997
                                                                               PRO FORMA
                                            FIRST EMPIRE     ONBANCORP        ADJUSTMENTS      PRO FORMA
                                            ------------     ---------        -----------      ---------
 ASSETS
Cash and due from banks                    $    333,805        128,647                        $   462,452
Money-market assets                             111,046         11,222                            122,268
Investment securities                         1,725,218      2,016,633       (266,307) (1)      3,497,101
                                                                               21,557  (2)

Loans and leases                             11,765,533      3,015,437         35,004  (3)     14,815,974
 Unearned discount                             (268,965)       (17,769)        (7,249) (3)       (293,983)
 Allowance for possible credit losses          (274,656)       (39,064)                          (313,720)
                                            -----------      ---------       --------         -----------
 Loans and leases, net                       11,221,912      2,958,604         27,755          14,208,271
                                            -----------      ---------       --------         -----------
Premises and equipment                          121,984         65,450        (13,255) (4)        174,179
Goodwill and deposit premium                     17,288         13,892        547,331 (10)        578,511
Accrued interest and other assets               471,682        125,122         16,460  (5)        589,656
                                                                              (23,608) (6)
                                            -----------      ---------       --------         -----------
 Total assets                               $14,002,935      5,319,570        309,933         $19,632,438
                                            ===========      =========       ========         ===========


  LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits                   $ 9,704,917      3,643,007          6,686  (7)    $13,354,610
Short-term borrowings                         1,050,918        599,902            571  (8)      1,651,391
Long-term borrowings                            427,819        283,148         10,941  (8)        721,908
                                            -----------      ---------       --------         -----------
 Interest-bearing liabilities                11,183,654      4,526,057         18,198          15,727,909
                                            -----------      ---------       --------         -----------
Noninterest-bearing deposits                  1,458,241        380,099                          1,838,340
Other liabilities                               330,774         78,217         19,689  (6)        428,680
                                            -----------      ---------       --------         -----------
 Total liabilities                           12,972,669      4,984,373         37,887          17,994,929
                                            -----------      ---------       --------         -----------
Common equity                                 1,030,266        335,197        272,046  (9)      1,637,509
                                            -----------      ---------       --------         -----------
 Total stockholders' equity                   1,030,266        335,197        272,046           1,637,509
                                            -----------      ---------       --------         -----------
 Total liabilities & stockholders' equity   $14,002,935      5,319,570        309,933         $19,632,438
                                            ===========      =========       ========         ===========



See notes to pro forma condensed combined financial information.

                   PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)

The following pro forma condensed combined statement of income for the year ended December 31, 1997 gives effect to First Empire's acquisition of ONBANCorp using the purchase method of accounting assuming the acquisition was consummated on January 1, 1997. ONBANCorp was acquired by First
Empire on April 1, 1998.



                              YEAR ENDED DECEMBER 31, 1997
                    --------------------------------------------------
                                                                               PRO FORMA
                                            FIRST EMPIRE     ONBANCORP        ADJUSTMENTS      PRO FORMA
                                            ------------     ---------        -----------      ---------
Interest income
 Loans and leases, including fees            $  952,436        224,900         (5,990) (11)    $1,171,346
 Money-market assets                              7,245          1,864                              9,109
 Investment securities                          105,280        158,926        (17,443) (12)       238,151
                                                                               (8,612) (13)
                                             ----------        -------       --------          ----------
  Total interest income                       1,064,961        385,690        (32,045)          1,418,606
                                             ----------        -------        -------          ----------

Interest expense
 Deposits                                       434,133        170,837         (6,432) (14)       598,538
 Short-term borrowings                           44,341         38,303           (497) (15)        82,147
 Long-term borrowings                            29,619         25,535           (880) (16)        54,274
                                             ----------        -------       --------          ----------
  Total interest expense                        508,093        234,675         (7,809)            734,959
                                             ----------        -------       --------          ----------
  Net interest income                           556,868        151,015        (24,236)            683,647
Provision for possible credit losses             46,000          7,168                             53,168
                                             ----------        -------       --------          ----------
Net interest income after provision for
 possible credit losses                         510,868        143,847        (24,236)            630,479
                                             ----------        -------       --------          ----------
Other income
 Mortgage banking revenues                       51,547          5,016                             56,563
 Service charges on deposit accounts             43,377         11,283                             54,660
 Trust income                                    30,688          3,617                             34,305
 Merchant discount and other credit card
 fees                                            19,395          2,804                             22,199
 Gain (loss) on sales of bank investment
 securities                                        (280)        10,360                             10,080
 Other revenues from operations                  48,340          9,199                             57,539
                                             ----------        -------                         ----------
  Total other income                            193,067         42,279                            235,346
                                             ----------        -------                         ----------
Other expense
 Salaries and employee benefits                 220,017         41,027                            261,044
 Equipment and net occupancy                     53,299         18,440           (428) (17)        71,311
 Printing, postage and supplies                  13,747          3,666                             17,413
 Deposit insurance                                1,935          1,058                              2,993
 Outside data processing                          7,153         11,285                             18,438
 Amortization of goodwill and deposit
 premium                                          7,291          4,287         31,869  (18)        43,447
 Other costs of operations                      118,334         26,143          4,246  (19)       148,723
                                             ----------        -------       --------          ----------
  Total other expense                           421,776        105,906         35,687             563,369
                                             ----------        -------       --------          ----------

Income before income taxes                      282,159         80,220        (59,923)            302,456
Income taxes                                    105,918         29,042        (15,998) (20)       118,962
                                             ----------        -------       --------          ----------
Net income                                   $  176,241         51,178        (43,925)         $  183,494
                                             ==========        =======       ========          ==========

Net income per common share (21)
  Basic                                          $26.60           3.93                             $22.78
  Diluted                                        $25.26           3.88                             $21.77

Average common shares outstanding (21)
  Basic                                           6,625         13,024                              8,055
  Diluted                                         6,977         13,181                              8,429


See notes to pro forma condensed combined financial information.

                                  NOTES TO PRO FORMA
                 CONDENSED COMBINED FINANCIAL INFORMATION (Unaudited)


      (1) The unaudited pro forma condensed combined financial information assumes the cash portion of the purchase price of $266,307 is provided by liquidation of investment securities.

      (2) Adjustment to record acquired investment securities at estimated market value.

      (3) Adjustments to record acquired loans and leases at estimated market value.

      (4) Adjustment to record acquired premises and equipment at estimated market value. The adjustment includes writedowns associated with duplicate owned property and leasehold interests of ONBANCorp to be disposed of.

      (5) Adjustments of $9,221 to record acquired mortgage servicing rights at estimated market value and $7,239 to record pension plan assets of ONBANCorp in excess of projected benefit obligation.

      (6) Adjustments to other assets and other liabilities of $23,608 and $19,689, respectively, to record fees for investment bankers and other professional services associated with the transaction, severance benefits associated with the elimination of employment positions at ONBANCorp, estimated net deferred income tax credits associated with adjustments to fair value of net assets acquired, and other miscellaneous adjustments.

      (7) Adjustment to record interest-bearing deposits of ONBANCorp at estimated market value.

      (8) Adjustments to record borrowings (including trust preferred capital securities) of ONBANCorp at estimated market value.

      (9) Reflects issuance of First Empire common stock of $587,819, estimated market value of ONBANCorp stock options converted to First Empire stock options of $19,424 and reduction for elimination of ONBANCorp's December 31, 1997 equity of $335,197.

     (10) Represents core deposit premium of $61,371 and additional goodwill of $485,960.

                                NOTES TO PRO FORMA
              CONDENSED COMBINED FINANCIAL INFORMATION (Unaudited)
                                    (Continued)


     (11) Amortization of premium related to loans and leases using accelerated methods based on the estimated weighted-average maturities of the loans and leases.

     (12) Reduction in interest income from investment securities assumed to be liquidated to fund the cash component of the merger consideration assuming an interest rate of 6.55%.

     (13) Amortization of premium related to investment securities assumed to be retained using an accelerated method over the estimated weighted-average remaining term to maturity of the securities.

     (14) Amortization of mark-to-market adjustment to deposits using an effective yield method over the remaining terms to maturity of the deposits.

     (15) Amortization of mark-to-market adjustment to short-term borrowings on a straight-line basis over the remaining terms to maturity of the borrowings.

     (16) Amortization of mark-to-market adjustment to long-term borrowings on a straight-line basis over the remaining terms to maturity of the borrowings.

     (17) Amortization of mark-to-market adjustment on premises and equipment on a straight-line basis over the estimated useful lives of the assets.

     (18) Amortization on an accelerated basis of the core deposit premium and on a straight-line basis for goodwill:


                                                 ESTIMATED LIFE       AMOUNT
                                                 --------------       ------
                                                   (In years)     (In thousands)
                    Core deposit premium               10             11,158
                    Goodwill                           20             20,715
                                                                      ------
                    Total amortization                                31,869


     (19) Amortization on an accelerated basis of the mark-to-market adjustment on mortgage servicing rights and other miscellaneous adjustments.

     (20) Income tax expense on pro forma adjustments is reflected using an expected tax rate of 40.8%.

     (21) The pro forma earnings per share include the effect of the adjustments described above and the issuance 1,429,998 shares of First Empire common stock. The calculation of pro forma diluted earnings per share also includes the dilutive effect of ONBANCorp stock options converted to First Empire stock options by application of the "treasury stock method" of accounting.